Exhibit 16.1

KPMG Auditores Independentes

Rua Arquiteto Olavo Redig de Campos, 105, 6º andar - Torre A

04711-904 – São Paulo/SP – Brasil

Caixa Postal 79518 – CEP 04707-970 – São Paulo/SP – Brasil

Telefone +55 (11) 3940-1500

kpmg.com.br

May 28, 2020

Securities and Exchange Commission Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Cosan Limited and, under the date of May 28, 2020, we reported on the consolidated financial statements of Cosan Limited as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019. On February 14, 2020, we were notified that Cosan Limited engaged Ernst & Young Auditores Independentes as its principal accountant for the year ended December 31, 2020 and that the auditor-client relationship with KPMG Auditores Independentes will cease upon completion of the audit of Cosan Limited’s consolidated financial statements as of and for the year ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019. On May 28, 2020, we completed our audit and the auditor-client relationship ceased. We have read Cosan Limited´s statements included under “Item 16F - Change in Registrant’s Certifying Accountant” of its Form 20-F dated May 28, 2020, and we agree with such statements, except that we are not in a position to agree or disagree with Cosan Limited’s statement that Ernst & Young Auditores Independentes S.S. were not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Cosan Limited’s consolidated financial statements or the effectiveness of internal control over financial reporting.

Very truly yours, /s/ KPMG Auditores Independentes KPMG Auditores Independentes

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-

Membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative (“KPMG International”), uma entidade suĺça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.